News Release

Media Inquiries	Investor Inquiries

Joan Campion	John DeBono
908-582-5832 (office)	908-582-7793 (office)
201-761-9384 (mobile)	debono@lucent.com
joancampion@lucent.com

MaryLou Ambrus	Dina Fede
908-582-8501 (office)	908-582-0366 (office)
908-239-6654 (mobile)	fede@lucent.com
mambrus@lucent.com
LUCENT TECHNOLOGIES ANNOUNCES INTENT TO DELIST AND DEREGISTER DEBT SECURITIES
•	5.5% Notes due 2008

•	6.5% Debentures due 2028

•	6.45% Debentures due 2029
FOR IMMEDIATE RELEASE: MONDAY, NOV. 6, 2006
      MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today announced that it has notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist the following series of its debt securities: 5.50% notes due November 15, 2008; 6.50% debentures due January 15, 2028; and 6.45% debentures due March 15, 2029 (collectively, the “Notes”). Lucent is taking this voluntary action to delist and deregister the Notes in order to eliminate the administrative costs associated with the listing of the Notes.

      Delisting these Notes from the NYSE will not affect their terms. Lucent expects the delisting to become effective by the end of November 2006. Once the Notes are delisted from the NYSE, Lucent intends to deregister the Notes from the Securities Exchange Act of 1934, as amended.
      Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.
This news release contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent’s and the combined company’s future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements’ assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent’s annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005, March 31, 2006 and June 30, 2006, and proxy statement dated August 7, 2006 and Alcatel’s annual report on Form 20-F for the year ended December 31, 2005, as amended as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent disclaims any intention or obligation to update any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
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